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                                                                    EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

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                                                                                                       Percentage
                                        Address of                               Jurisdiction of       of
Subsidiary Legal Name                   Subsidiary                               Organization          Ownership
---------------------                   ----------                               ------------          ---------
Entrust Technologies Limited            750 Heron Road Ottawa, ON, Canada        Ontario               99.999%
                                        K1V 1A7

Entrust Technologies (UK) Limited       Apex Plaza B2                            England               100%
                                        Forbury Road
                                        Reading, Berkshire UK RG1 1AX

r3  Security Engineering AG             6th Floor                                Switzerland           100%
                                        Glatt Tower CH-8301 Glattzontrum
                                        Zurich, Switzerland

Entrust Technologies GmbH               Hessenring 119-121                       Germany               100%
                                        61348 Bad Homburg
                                        Germany

Entrust Technologies (Switzerland)      6th Floor, Glatt Tower                   Switzerland           100%
Ltd. Liab. Co.                          CH-8301 Glattzentrum
                                        Zurich, Switzerland

Entrust.Net Inc.                        750 Heron Road Ottawa, ON, Canada        Ontario               100%
                                        K1V 1A7

Entrust Technologies International      4975 Preston Park Boulevard              Delaware              100%
L.L.C.                                  One Preston Park South
                                        Suite 400
                                        Plano, TX 75093

CygnaCom Solutions, Inc.                7927 Jones Branch Drive                  Virginia              100%
                                        Suite 100 West
                                        McLean, VA 22101-3305

enCommerce, Inc.                        2901 Patrick Henry Drive                 California            100%
                                        Santa Clara, CA 95054

Entrust Technologies s.a.r.l.           90, Aveue des Champs Elysees             France                100%
                                        Paris, France 75008

enCommerce Limited                      Apex Plaza                               England               100%
                                        Forbury Road
                                        Reading, Bershire UK RG1 1AX

enCommerce K.K.                         2-10-10 Kirakawa-cho,Chiyoda-Ku          Japan                 100%
                                        Haix Hirakawa-cho
                                        Tokyo, Japan 102-0093

Entrust Technologies (China) Limited    c/o Baker and McKenzie                   Hong Kong             100%
                                        1401 Hutchison House
                                        10 Harcourt Road
                                        Hong Kong

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